Exhibit 3

GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO JAMAICA OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

GOVERNMENT OF JAMAICA

7.625% Notes due 2025

No. R- .	US$
July 9, 2014

CUSIP No.: 470160 BQ4	ISIN No.: US470160BQ42
Common Code: 108554223

The Government of Jamaica (“Jamaica”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon surrender hereof, on the date or dates specified herein, the principal sum of US$            , payable in three installments in the amounts and on the dates set forth in Section 2 of this Note, and to pay interest thereon from the date hereof on said principal amount at rates determined in accordance with this Security on each Scheduled Payment Date (as defined below), until payment of said principal amount has been made or duly provided for. Interest will accrue from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date hereof (the “Issue Date”) until payment of said principal sum has been made or duly provided for.

The interest payable on this Security on any Scheduled Payment Date will, subject to certain conditions set forth in this Security, be paid to the person in whose name this Security is registered at the close of business on the Regular Record Date (as defined below) preceding such Scheduled Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the person in whose name this Security is registered on such Regular Record Date and may be paid to the person in whose name this Security is registered at the close of business on a subsequent record date for the payment of such defaulted interest to be fixed by Jamaica or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed.

This Security is issued in respect of an issue of Debt Securities of Jamaica (the “Debt Securities”) indicated in the Fiscal Agency Agreement and is governed by the provisions of a Fiscal Agency Agreement (the “Fiscal Agency Agreement”) dated as of July 9, 2014 between Jamaica and Deutsche Bank Trust Company Americas, as fiscal agent, principal paying agent and registrar (the “Fiscal Agent”). Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

1

IN WITNESS WHEREOF, Jamaica has caused this instrument to be duly executed.

Dated: July 9, 2014	GOVERNMENT OF JAMAICA

By:

[Signature Page – Government of Jamaica – Global Note]

This is one of the Securities of the Series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

Deutsche Bank Trust Company Americas, as Fiscal Agent

By:	Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

[Signature Page – Government of Jamaica – Global Note]

Reverse of Security

1. This Security is a permanent book-entry security evidencing a duly authorized issue of securities of Jamaica (including this Security, the “Securities”), issued and to be issued in one or more Series in accordance with a Fiscal Agency Agreement, dated as of July 9, 2014 (the “Fiscal Agency Agreement”), between Jamaica and Deutsche Bank Trust Company Americas, as fiscal agent, principal paying agent and registrar (the “Fiscal Agent”), which term includes any successor fiscal agent under the Fiscal Agency Agreement, copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in the Borough of Manhattan, The City of New York. This Security is a permanent book-entry security evidencing the Securities of the Series designated on the face hereof, limited in aggregate principal amount to US$800,000,000.

2. The Securities are issuable in fully registered form. The Securities are issuable in authorized denominations of US$200,000 and integral multiples of US$1,000 above that amount. The Securities and transfer thereof, shall be registered as provided in Section 3 below and in the Fiscal Agency Agreement. The Securities will mature on July 9, 2025 (the “Maturity Date”). Principal of the Securities will be repaid in three equal annual installments on the following dates (each, a “Principal Payment Date”) to the Person in whose name this Security is registered at the close of business on the fifteenth day preceding each Principal Payment Date (whether or not a Business Day).

Principal Payment Date	Percentage of Original Principal Amount
July 9, 2023	33.333%
July 9, 2024	33.333%
July 9, 2025	33.333%

The Securities will bear interest on the outstanding principal amount from July 9, 2014 at a rate of 7.625% per annum payable semiannually in arrears on January 9 and July 9, commencing January 9, 2015 (each such date, a “Scheduled Payment Date”). Interest on the Securities will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

3. Except as set forth in this Section 3, the Securities are issuable only as fully registered book-entry Securities, without coupons, each registered in the name of DTC, a nominee thereof or a successor to DTC, or a nominee thereof, and (i) no book-entry Security may be transferred, except in whole and not in part, and only to DTC, one or more nominees of DTC or one or more respective successors of DTC and its nominees, and (ii) no book-entry Security may be exchanged for any Security other than another book-entry Security. Notwithstanding any other provisions of the Fiscal Agency Agreement or this book-entry Security, a book-entry Security may be exchanged for registered Securities registered in the name of a person other than DTC, a nominee of DTC or a successor of DTC or its nominee if (i) DTC notifies Jamaica that it is unwilling or unable to continue as depository for such book-entry Security or ceases at any time to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when it is required to be and a successor depositary so registered is not appointed by Jamaica within 90 days of receiving such notice, or becoming aware that the depositary is no longer so registered, (ii) Jamaica, in its sole discretion, instructs the Fiscal Agent in writing that a book-entry Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities evidenced by this book-entry Security. Registered Securities issued in exchange of this book-entry Security will be registered in such names, and issued in such denominations (of US$200,000 and integral multiples of $1,000 in excess thereof), as an authorized representative of DTC shall request.

Jamaica shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange. Jamaica has initially appointed the corporate trust office of the Fiscal Agent as its agent in the Borough of Manhattan, The City of New York, for such purpose

(the “Registrar”) and agrees to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, Jamaica will provide for the registration of Securities and registration of transfers of Securities. Jamaica reserves the right to vary or terminate the appointment of the Fiscal Agent as Registrar or to appoint additional or other Registrars or to approve any change in the office through which any Registrar acts, provided that there will at all times be a security registrar in the Borough of Manhattan, The City of New York.

The transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Fiscal Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Jamaica and the Fiscal Agent duly executed by, the registered holder thereof or his attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, Jamaica shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

The Fiscal Agent or the Registrar as the case may be, shall not register the transfer of or exchange Securities for a period of 15 days preceding the due date for any payment of principal of or interest on the Securities.

At the option of the registered holder upon request confirmed in writing, Securities may be exchanged for Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the corporate trust office of the Fiscal Agent. Whenever any Securities are so surrendered for exchange, Jamaica shall execute, and the Fiscal Agent shall authenticate and deliver, the Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon the Fiscal Agent being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as Jamaica may from time to time agree with the Fiscal Agent.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of Jamaica, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but Jamaica may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, Jamaica, the Fiscal Agent and any agent of Jamaica or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither Jamaica nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

4. (a) Repayment of the principal of (and premium, if any, on) this Security will be made to the Person in whose name this Security is registered at the close of business on the applicable Principal Payment Date at the office of the Paying Agent in The City of New York or, subject to applicable laws and regulations, at the office of any Paying Agent by check drawn on, or by wire transfer to an account maintained by such Person with, a bank located in The City of New York. Payment of any installment of interest on this Security will be made to the Person in whose name this Security is registered at the close of business on the Regular Record Date (as defined below) immediately preceding the related Scheduled Payment Date. “Regular Record Date” means, with respect to any Scheduled Payment Date, the fifteenth day preceding each Scheduled Payment Date (whether or not a Business Day). Payment of such interest will be made by a check drawn on a bank in New York City mailed to the holder at such holder’s registered address, or, upon application of any holder of at least US$1,000,000 principal amount of Securities, to the Paying Agent in New York City not later than the relevant Regular Record Date, by wire transfer to an account maintained by such holder with a bank in New York City.

(b) Jamaica agrees that so long as any of the Securities is outstanding, it will maintain a Paying Agent in a western European city for payments on Securities (which will be Luxembourg so long as the Securities are listed on the Luxembourg Stock Exchange and such Exchange so requires), a Registrar having a specified office in The City of New York and Paying Agent having specified offices in The City of New York. Jamaica has initially appointed Deutsche Bank Trust Company Americas, as Fiscal Agent. Subject to the foregoing, Jamaica shall have the right at any time to terminate any such appointment and to appoint any other Paying Agents in such other places as they may deem appropriate upon notice in accordance with Section 12 below.

(c) In any case where a Principal Payment Date or Scheduled Payment Date shall not be a Business Day at any place of payment, then the relevant payment need not be made on such date at such place but may be made on the next succeeding day at such place which is a Business Day in the applicable jurisdiction, with the same force and effect as if made on the date for such payment, and no interest shall accrue for the period from and after such date. In this Section, “Business Day” means a day on which banking institutions or the corporate trust office of the Agents (as defined in the Fiscal Agency Agreement) in The City of New York and at the applicable place of payment are not authorized or obligated by law or executive order to be closed.

5. (a) In acting under the Fiscal Agency Agreement and in connection with the Securities, each of the Agents and each other Paying Agent is acting solely as agent of Jamaica and does not assume any obligation toward or relationship of agency or trust for or with the owner or holder of any Securities, except that any funds held by any such agent for payment of principal of or interest of the Securities shall be held in trust by it and applied as set forth herein, but need not be segregated from other funds held by it, except as required by law. For a description of the duties and the immunities and rights of each of the Agents under the Fiscal Agency Agreement, reference is made to the Fiscal Agency Agreement, and the obligations of each of the Agents to the owners or holders of Securities are subject to such immunities and rights.

(b) All moneys paid by or on behalf of Jamaica to the Paying Agent or any other Paying Agent for the payment of the principal of (and premium, if any) or interest on any Security which remain unclaimed at the end of two years after such principal (and premium, if any) or interest shall have become due and payable will be repaid to Jamaica (including all interest accrued, if any, with respect to any such amounts), and the holder of such Securities will thereafter look only to Jamaica for payment. Upon such repayment all liability of the Paying Agent and any other Paying Agent with respect thereto shall cease, without, however, limiting in any way the obligation of Jamaica in respect of the amount so repaid. This Security will become void unless presented for payment within five years after the Maturity Date (or such shorter period as may be prescribed by applicable laws).

(c) Additional Covenant of Jamaica. Jamaica covenants and agrees that, so long as any Security remains outstanding, Jamaica shall maintain at all times its membership in the International Monetary Fund (“IMF”) and continue to be eligible to use the general resources of the IMF under the IMF Articles of Agreement.

6. (a) All payments by Jamaica of principal (and premium, if any) and interest, if any, in respect of each Series of the Securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatsoever nature imposed or levied by Jamaica or any political subdivision or authority thereof or therein having power to tax (“Taxes”), unless Jamaica is compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, Jamaica shall make such withholding, make payment of the amount so withheld to the appropriate governmental authority and forthwith pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amounts receivable by the holders of each Series of the Securities after such withholding or deduction shall equal the respective amounts of principal (and premium, if any) and interest which would have been receivable in respect of such Securities in the absence of such withholding or deduction. No such Additional Amounts shall be payable: (i) in respect of any Security held by or on behalf of a holder who is liable for such Taxes by reason of such holder having some connection with Jamaica or otherwise than merely by the holding of such Security or by the receipt of principal or interest in respect thereof; or (ii) in respect of any Security by or on behalf of a holder who is liable for such taxes by reason of such holder’s failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Jamaica, or any political subdivision or taxing authority thereof or therein, of such holder or the holder of any interest in such Security or rights in respect thereof, if compliance is required by Jamaica, or any political subdivision or taxing authority thereof or therein, as a precondition to exemption from such deduction or withholding; or (iii) by reason of the failure of such holder to present such holder’s Security for payment (where such presentment is required) within 30 days after the date on which such payment first became due and payable or (if the full amount of the money payable has not been received by the Fiscal Agent on or prior to such due date) the date on which payment thereof is duly provided for and notice thereof given to holders, whichever occurs later, except to the extent that the holder of such Security would have been entitled to Additional Amounts on presenting such Security for payment on any day during such 30-day period.

No such Additional Amounts shall be payable in respect of any Security to any holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent the beneficiary or settlor with respect to such fiduciary or a member of a partnership or a beneficial owner would not have been entitled to receive payment of Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Security.

(b) Whenever in this Security or the Fiscal Agency Agreement there is mentioned, in any context, the payment of the principal of (and premium, if any) or interest on, or in respect of, a Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

(c) Jamaica shall pay all stamp taxes and other duties, if any, which may be imposed by the Government of Jamaica, the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.

(d) Except as specifically provided in this Security, Jamaica shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

7. (a) The Securities will be direct, general, unsecured and unconditional obligations of Jamaica, and will rank at least pari passu, without any preference among themselves, with all of Jamaica’s other unsecured External Indebtedness (as defined below). Jamaica has pledged its full faith and credit for the due and punctual payment of principal of (and premium, if any) and interest on the Securities.

(b) So long as any Securities of this Series remain Outstanding (as defined in the Fiscal Agency Agreement), Jamaica will not create or permit to subsist any Security Interest (as defined below) in any of its present or future revenues, property or assets to secure Public External Indebtedness of Jamaica unless such Securities are secured equally and ratably with such Public External Indebtedness or such Securities have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by the holders of the Securities of such Series as provided under Section 11.2 of the Fiscal Agency Agreement; provided, however, that Jamaica may create or permit to subsist:

(i) any Security Interest upon property to secure Public External Indebtedness of Jamaica incurred for the purpose of financing the acquisition of such property and any renewal or extension of any such Security Interest which is limited to the original property covered thereby and which secures any renewal or extension of the original secured financing;

(ii) any Security Interest existing upon property to secure Public External Indebtedness of Jamaica at the time of the acquisition of such property and any renewal or extension of any such Security Interest which is limited to the original property covered thereby and which secures any renewal or extension of the original secured refinancing;

(iii) any Security Interest in existence as of the date hereof or any renewal or extension thereof;

(iv) any Security Interest securing Public External Indebtedness incurred for the purpose of financing all or any portion of the costs of the acquisition, construction, development or expansion of any project (including costs such as escalation, interest during construction and financing and refinancing costs), provided that such Security Interest applies only to (i) the property so acquired, constructed, developed or expanded and any property that is reasonably incidental to the use of such property (and any right or interest therein), (ii) any inventories or any other products of or revenue or profit of or from such property (or right or interest therein), and (iii) any shares or other ownership interest in, or any indebtedness of, any person, substantially all of the assets of which consist of such property; and

(v) any Security Interests securing Public External Indebtedness not otherwise permitted under clauses (i) through (iv), provided that the aggregate principal amount of such Public External Indebtedness at any time outstanding does not exceed US$20,000,000 or its equivalent in other currencies.

For the purpose of the Securities:

“External Indebtedness” means Indebtedness which is payable (or may be paid) (A) in a currency or by reference to a currency other than the currency of Jamaica and (B) to a person resident or having his principal place of business outside Jamaica.

“Indebtedness” means any obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing) and, for the purpose only of paragraph (d) of Section 8 below, every Net Obligation under Interest, Currency or Security Protection Agreements.

“Interest, Currency or Security Protection Agreement” of Jamaica means any forward contract, futures contract, swap, option, hedge or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), in any case, relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices of a security or group or index of securities (including any interest therein or based on the value thereof).

“Net Obligation” means, at any date of determination, the net amount, exclusive of any commissions or administrative fees that Jamaica would be obligated to pay upon the termination of an Interest, Currency or Security Protection Agreement as of such date.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having a separate legal personality.

“Public External Indebtedness” means any External Indebtedness which is in the form of, or represented by, bonds, Securities or other securities which are for the time being or are capable of being or intended to be quoted, listed or ordinarily dealt in on any stock exchange, automated trading system, over-the-counter or other securities market.

“Security Interest” means, with respect to any present or future revenues, assets or property, any mortgage or deed of trust, pledge, hypothecation, assignment by way of security, security interest, lien (other than any lien arising by operation of law), charge, encumbrance, preference, or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such present or future revenues, assets or property.

8. In case one or more of the following events (herein referred to as “Events of Default”) shall have occurred and be continuing:

(a) Jamaica shall fail to pay any principal of (and premium, if any, on) Securities of any Series when due or Jamaica shall fail to pay any interest on any Security of such Series when due and such failure shall continue for a period of 30 days; or

(b) Jamaica shall fail to perform any of its obligations contained in (i) Section 7(b) above or (ii) Section 5(c) above, and such failure shall continue unremedied in the case of clause (i) for 30 days and, in the case of clause (ii) for 60 days, in each case after written notice thereof requiring the same to be remedied shall have been given to Jamaica at the office of the Fiscal Agent by any holder; or

(c) Jamaica shall fail to perform any other material obligation contained in the Securities or the Fiscal Agency Agreement, and such failure shall continue unremedied for 45 days after written notice thereof requiring the same to be remedied shall have been given to Jamaica at the office of the Fiscal Agent by any holder; or

(d) Jamaica shall fail to pay (i) any External Indebtedness of Jamaica (as defined in Section 7 above) (other than External Indebtedness constituting guarantees by Jamaica) with an aggregate principal amount in excess of US$10,000,000 (or its equivalent in other currencies) as and when such External Indebtedness becomes due and payable (beyond any applicable grace period), or (ii) any External Indebtedness constituting guarantees by Jamaica with an aggregate principal amount in excess of US$10,000,000 (or its equivalent in other currencies) as and when such External Indebtedness becomes due and payable and such failure continues until the earlier of (x) the expiration of the applicable grace period or 30 days, whichever is longer or (y) the acceleration of any such External Indebtedness by any holder thereof; or

the validity of this Series of the Securities or the Fiscal Agency Agreement shall be contested by Jamaica or any legislative, executive or judicial body or official of the Government of Jamaica authorized and empowered (either singly or with another such body or official) in each case by law to do so, or Jamaica shall deny its obligations under this Series of the Securities or shall declare a general suspension of payments or a moratorium on the payment of its External Indebtedness (or any part thereof which includes this Series of the Securities); or

(e) any constitutional provision, treaty, convention, law, regulation, ordinance, decree, consent, approval, license or other authority necessary to enable Jamaica to make or perform its payment obligations under this Series of the Securities, or for the validity or enforceability thereof, shall expire, be withheld, revoked, terminated, modified or otherwise cease to remain in full force and effect;

(f) then the holders of not less than 25% in principal amount of this Series of the Securities outstanding may, by written notice to the Fiscal Agent, declare all of this Series of the Securities then outstanding to be immediately due and payable. Upon any such declaration of acceleration, the principal of (and premium, if any) this Series of the Securities and the interest accrued thereon and all other amounts payable with respect to this Series of the Securities shall become and be immediately due and payable. If the Event of Default or Events of Default giving rise to any such declaration of acceleration shall be cured following such declaration, such declaration may be rescinded by written notice to the Fiscal Agent by the holders of not less than 50% in aggregate principal amount of the Securities of this Series.

9. If any mutilated Security is surrendered to the Fiscal Agent, Jamaica shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

If there be delivered to Jamaica and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to Jamaica or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, Jamaica shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Security under this Section 9, Jamaica may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) in connection therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of Jamaica, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this Section shall be dated the date of its authentication. The provisions of this Section 9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

10. (a) The Fiscal Agency Agreement and this Series of the Securities may be modified, amended or supplemented without the consent of the holders of any Securities for the purposes of (i) adding to the covenants of Jamaica for the benefit of the holders of such Securities, (ii) surrendering any right or power conferred upon Jamaica, (iii) securing such Securities pursuant to the requirements of the Securities or otherwise, (iv) curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provisions contained herein or therein, (v) supplementing the Fiscal Agency Agreement to add an additional Series of Securities to form a single Series with the outstanding Securities (including the Securities) as contemplated by Section 12 of the Fiscal Agency Agreement or (vi) amending the Fiscal Agency Agreement or any Series of the Securities in any other manner which the Fiscal Agent and Jamaica may mutually deem necessary or desirable and that will not adversely affect the interests of any holders of this Series of Securities, as evidenced by an opinion of the Office of the Attorney General of Jamaica. The Agents will not be responsible for determining the effect of any such amendment on the interests of the holders of this Series of Securities.

(b) A meeting of holders of Securities of this Series may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Securities of this Series to be made, given or taken by holders of Securities of this Series or to modify, amend or supplement the terms of the Securities of this Series or the Fiscal Agency Agreement as hereinafter provided. Jamaica may at any time call a meeting of holders of Securities of this Series for any such purpose to be held at such time and at such place as Jamaica shall determine. Notice of every meeting of holders of Securities of this Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided in the terms of the Securities of this Series, not less than 30 nor more than 60 days prior to the date fixed for the meeting (provided that, in the case of any meeting to be reconvened after adjournment for lack of a quorum, such notice shall be so given not less than 15 nor more than 60 days prior to the date fixed for such meeting). In case at any time Jamaica or the holders of at least 10% in aggregate principal amount of the Outstanding Securities of this Series (as defined in paragraph (e) of this Section) shall, after the occurrence and during the continuance of any default under the Securities of this Series, have requested the Fiscal Agent to call a meeting of the holders of Securities of this Series for any purpose specified in the first sentence of this Section 10(b), by written request setting forth in reasonable detail the action proposed to be taken at such meeting, the Fiscal Agent shall call such meeting for such purposes by giving notice thereof.

To be entitled to vote at any meeting of holders of Securities of this Series, a person shall be a holder of Outstanding Securities of this Series or a person duly appointed by an instrument in writing as proxy for such a holder. The persons entitled to vote a majority in principal amount of the Outstanding Securities of this Series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the holders, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in the paragraph above, except that such notice need be given only once. Notice of reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities of this Series which shall constitute a quorum. Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the Outstanding Securities of this Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Any meeting of holders of Securities of this Series at which a quorum is present may be adjourned from time to time by vote of a majority in principal amount of the Outstanding Securities of this Series represented at the meeting, and the meeting may be held as so adjourned without further notice. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters shall be effectively passed or decided by the persons entitled to vote 66 2/3% in aggregate principal amount of the Outstanding Securities of this Series represented and voting, except as provided by Section 10(c).

The Fiscal Agent may, but is not required to, make such reasonable and customary regulations consistent herewith as it shall deem advisable for any meeting of holders of Securities of this Series with respect to the proof of the holding of Securities of this Series, the adjournment and chairmanship of such meeting, the appointment of proxies in respect of holders of Securities of this Series, the record date for determining the registered holders of Securities of this Series who are entitled to vote at such meeting (which date shall be designated for the Fiscal Agent and set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 60 days prior to such meeting (provided that nothing in this paragraph shall be construed to render ineffective any action taken by holders of the requisite principal amount of Outstanding Securities of this Series on the date such action is taken)), the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. The Fiscal Agent shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Jamaica or the holders of Securities of this Series as provided above, in which case Jamaica or the holders of Securities of this Series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the Outstanding Securities of this Series represented and voting at the meeting. The chairman of the meeting shall have no right to vote, except as holder of Securities of this Series or proxy. A record, at least in duplicate, of the proceeding of each meeting of holders shall be prepared, and one such copy shall be delivered to Jamaica and another to the Fiscal Agent to be preserved by the Fiscal Agent.

(c) (1) Either, (i) at any meeting of holders of Securities of this Series duly called and held as specified above in Section 10(b), upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of this Series then Outstanding represented at such meeting, or (ii) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Securities of this Series then Outstanding, Jamaica and the Fiscal Agent, upon agreement between themselves, may modify, amend or supplement the terms of the Securities of this Series or, insofar as respects the Securities of this Series, the Fiscal Agency Agreement, in any way, other than a modification, amendment or supplement constituting a Reserved Matter (as defined below), and the holders of Securities of this Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Securities of this Series to be made, given or taken by holders of Securities of this Series, other than a waiver or other action constituting a Reserved Matter. Any such modification, amendment, supplement, wavier or other action shall be binding on the holders of Securities of this Series.

(2) Either, (i) at any meeting of holders of Securities of this Series duly called and held as specified above in Section 10(b), upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 75% in aggregate principal amount of the Securities of this Series then Outstanding, or (ii) with the written consent of the owners of not less than 75% in aggregate principal amount of the Securities of this Series then Outstanding, Jamaica and the Fiscal Agent, upon agreement between themselves, may modify, amend or supplement the terms of the Securities of this Series or, insofar as respects the Securities of this Series, the Fiscal Agency Agreement, in any way, and the holders of Securities of this Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Securities of this Series to be made, given or taken by holders of Securities of this Series; provided, however, that no such action may, without the consent or affirmative vote of the holder of each Debt Security of this Series affected thereby, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Debt Security of this Series, (B) reduce any amounts payable on any Debt Security of this Series, the portion of such principal amount which is payable upon acceleration of the maturity of such Debt Security of this Series or the interest rate thereon, (C) change the coin or currency in which payment with respect to interest, premium or principal in respect of Securities of this Series is payable, (D) reduce the proportion of the principal amount of Securities of this Series the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities of this Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or (E) change the obligation of Jamaica to pay additional amounts, if any, pursuant to the Securities of this Series. Each of the actions set forth in clauses (A) through (E) of the preceding sentence is referred to herein as a “Reserved Matter.” Any such modification, amendment, supplement, wavier or other action shall be binding on the holders of Securities of this Series.

(3) If Jamaica proposes a modification, amendment, supplement, waiver or other action constituting a Reserved Matter with respect to the terms and conditions of the Securities of two or more Series, including this Series, or to the Fiscal Agency Agreement insofar as it affects the Securities of two or more Series, including this Series, in either case as part of a single transaction, Jamaica may elect to proceed pursuant to this Section 10(c)(3) instead of Section 10(c)(2). Such modifications, amendments, supplements, waivers or other actions may be made:

(i) with the affirmative vote or written consent of the holders of not less than 85% in aggregate principal amount of the Securities of all Series, including this Series, affected by such modification, amendment, supplement, waiver or other action (taken in aggregate) then Outstanding, and

(ii) with the affirmative vote or written consent of the holders of not less than 66-2/3% in aggregate principal amount of the Securities of each Series, including this Series, affected by such modification, amendment, supplement, waiver or other action (taken individually) then Outstanding.

Any such modification, amendment, supplement, waiver or other action shall be binding on the holders of Securities of all such Series, including this Series.

If the Securities of an affected Series are denominated in different coins or currencies or composite currencies, Jamaica shall specify a commercially reasonable method (in Jamaica’s sole discretion) for determining the coin or currency or composite currency equivalent of all Securities for purposes of voting pursuant to clause (i).

(4) In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Section or the modifications thereby of the agencies created by the Fiscal Agency Agreement, the Fiscal Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of the Office of the Attorney General of Jamaica stating that the execution of such supplemental agreement is authorized or permitted by the Fiscal Agency Agreement, and that such supplemental agreement constitutes the legal, valid and binding obligation of Jamaica enforceable in accordance with its terms and subject to customary exceptions. The Fiscal Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Fiscal Agent’s own rights, duties or immunities under the Fiscal Agency Agreement or otherwise.

It shall not be necessary for the vote or consent of the holders of Securities of this Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(d) Any instrument given by or on behalf of any holder of a Debt Security of this Series in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Debt Security of this Series or any Debt Security of this Series issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of this Series, whether or not they have given such consent or cast such vote or were present at any meeting, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of this Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of this Series or the Fiscal Agency Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Securities of this Series affected thereby and then Outstanding, in all cases as provided in the Securities of this Series.

Securities of this Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and Jamaica as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action taken, made or given in accordance with Section 10(c) hereof. New Securities of this Series modified to conform, in the opinion of the Fiscal Agent and Jamaica, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by Jamaica, authenticated by the Fiscal Agent and delivered in exchange for Outstanding Securities of this Series.

(e) For purposes of the Fiscal Agency Agreement and the Securities, any Security authenticated and delivered pursuant to the Fiscal Agency Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:

(i) Securities theretofore canceled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation and not reissued by the Fiscal Agent;

(ii) Securities which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any interest thereon shall have been paid or duly provided for; or

(iii) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the Fiscal Agency Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities of this Series are present at a meeting of holders of Securities of this Series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Securities of this Series owned directly or indirectly by Jamaica shall be disregarded and deemed not to be Outstanding. In determining whether an Agent shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only Securities which the Agent actually knows to be owned directly or indirectly by Jamaica shall be so disregarded.

11. (a) THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, EXCEPT THAT AUTHORIZATION AND EXECUTION OF THE FISCAL AGENCY AGREEMENT BY JAMAICA SHALL BE GOVERNED BY THE LAWS OF JAMAICA.

(b) Jamaica agrees that any suit, action or proceeding against it with respect to the Fiscal Agency Agreement or this Series of the Securities (a “Related Proceeding”) may be brought in any Federal or State court in the Borough of Manhattan, State of New York, United States of America; or in the Supreme Court of Judicature of Jamaica that sits in Kingston, as the person bringing such Related Proceeding may elect in its sole discretion (all such courts described in this sentence being called herein “Specified Courts”). Jamaica also agrees that any judgment obtained in any of the Specified Courts arising out of any Related Proceeding may be enforced or executed to the fullest extent permitted by applicable law (a “Related Judgment”). Jamaica hereby irrevocably submits to the jurisdiction of each of the Specified Courts for the purpose of any Related Proceeding and to the

Specified Courts for the purpose of enforcing or executing any Related Judgment. It is expressly understood and agreed that the Agents hereby irrevocably submit only to the jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in New York City in any action or proceeding arising out of or relating to the Fiscal Agency Agreement.

(c) Jamaica agrees that service of all writs, process and summonses in any Related Proceeding brought against it in the State of New York may be made upon the Consul General of Jamaica, presently located in New York, New York (the “Process Agent”), and Jamaica has irrevocably appointed the Process Agent as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. Jamaica agrees to maintain at all times an agent with offices in New York to act as Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law. Jamaica hereby waives, for purposes of permitting such service of process to be made upon the Process Agent in connection with any Related Proceeding, any diplomatic or other immunity to which the Process Agent is or may be entitled and, to the extent that any Process Agent hereafter becomes entitled to claim any such diplomatic or other immunity, it shall be deemed to have waived any such immunity. The Process Agent, however, is not the agent for service of process for actions arising out of or based on the United States federal or state securities laws, and Jamaica’s waiver of immunity does not extend to such actions. Because Jamaica has not waived its sovereign immunity in connection with any action relating to such claims, it will only be possible to obtain a United States judgment against Jamaica based on such laws if a court were to determine that Jamaica is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to such actions.

(d) Jamaica irrevocably consents to and waives any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in any of the Specified Courts or to the laying of venue in any suit, action or proceeding brought solely for the purpose of enforcing or executing any Related Judgement in any of the Specified Courts and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

(e) To the extent Jamaica shall be entitled, with respect to any Related Proceeding at any time brought against Jamaica in any jurisdiction in which any Specified Court is located, or with respect to any suit, action, proceeding at any time brought solely for the purpose of enforcing or executing any Related Judgment in any jurisdiction in which any Specified Court is located, to any sovereign or other immunity from suit, from the jurisdiction of any Specified Court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or other remedy or from any other legal or judicial process, and to the extent that in any such jurisdiction there shall be attributed such an immunity Jamaica irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States). The waiver of immunities referred to herein constitutes only a limited and specific waiver for the purpose of the Securities and the Fiscal Agency Agreement and under no circumstances shall it be interpreted as a general waiver of Jamaica or a waiver with respect to proceedings unrelated to the Securities or the Fiscal Agency Agreement. Jamaica has not waived its sovereign immunity in connection with any action arising out of or based on United States federal or state securities laws.

(f) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the Fiscal Agent, the Paying Agent or the Registrar or any holder of a Debt Security in one currency into another currency, Jamaica, the Agents and each holder of a Debt Security agrees, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agents or such holder, as applicable, could purchase the first currency with such other currency in the city which is the principal financial center of the country of issue of the first currency on the day two Business Days (which shall be Business Days in New York and in such principal financial center) preceding the day on which final judgment is given.

(g) Notwithstanding any judgment in a currency (the “judgment currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement currency”), any such obligation of Jamaica may be discharged only to the extent that on the Business Day following receipt by such holder of the Debt Security, the Fiscal Agent, the Paying Agent or the Registrar, as applicable (which shall be Business Days in New York and the principal financial center of the country issuing the judgment currency), of any sum adjudged to be so due in the judgment currency, such holder of the Securities, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, may in accordance with normal banking procedures purchase the Agreement currency with the judgment currency; if the amount of the Agreement currency so purchased is less than the sum originally due in the Agreement currency (determined in the manner set forth in the paragraph above), Jamaica agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such holder of the Securities, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, against such loss, and if the amount of the Agreement currency so purchased exceeds the sum originally due to such holder of the Securities, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, such holder of the Securities, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, agrees to remit to Jamaica such excess, provided that such holder of Securities, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, shall have no obligation to remit any such excess as long as Jamaica shall have failed to pay such holder, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, any obligations due and payable under this Agreement or the Securities, in which case such excess may be applied to such obligations of Jamaica hereunder in accordance with the terms of this Agreement or the Securities.

12. Notices to holders of Securities will be deemed to be validly given upon publication at least once in an Authorized Newspaper (as defined below) in the City of London, England, The City of New York, and, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, in Luxembourg or, if not practicable in either London, England, or Luxembourg in any country in Europe. In the case of Securities in global form, notices will also be sent to the Depositary or its nominee, as the holder thereof. “Authorized Newspaper” means a newspaper, in an official language in the country of publication or in the English language, customarily published on each Monday, Tuesday, Wednesday, Thursday and Friday, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Monday, Tuesday, Wednesday, Thursday or Friday. For purposes of publication in London, New York and Luxembourg, an Authorized Newspaper shall mean the Financial Times, the Wall Street Journal and the Luxembourg Wort, respectively, unless such newspapers are not available. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to any other Securities. In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice as provided above, then such notification as shall be given with the approval of the Fiscal Agent, which approval shall not be unreasonably withheld, shall constitute sufficient notice to such holders for every purpose hereunder. Such notices shall be deemed to have been given on the date of (i) such publication or, if published in such newspapers on different dates, on the date of the first such publication and (ii) in the case of the Securities, on the date of mailing.

13. The Government may from time to time without the consent of the holders of the Securities create and issue further debt securities, having terms and conditions as those of the Securities except for the amount of the first payment of interest and the issue price which may be consolidated and form a single Series with the Securities. Any further debt securities forming a single Series with the outstanding Securities of any Series constituted by the Fiscal Agency Agreement or any agreement supplemental to it shall, and any other securities may (with the consent of the Fiscal Agent), be constituted by an agreement supplemental to the Fiscal Agency Agreement.

14. Jamaica hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same and valid obligation of Jamaica in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of Jamaica.